The Alkaline Water Company to Acquire AQUAhydrate in Transformative Deal that Strengthens National Brand and Product Portfolio

-Two of the fastest growing premium water brands join forces to accelerate business rollout in the $280 billion bottled water market

-Celebrity investors Mark Wahlberg, Sean ‘Diddy’ Combs and Jillian Michaels continue to serve as brand ambassadors

-Unparalleled transaction delivers shareholder value with clear synergies in operations, R&D, distribution, and sales

-Combined companies projected to drive sales upward of $65 million for FY2020 on a pro forma basis1

- Upcoming product launches will focus on CBD-infused products due to increased demand and popularity for functional wellness beverages

- Alkaline will host a conference call to discuss the merger on September 10, 2019 at 8:30AM EST (dial-in details are set out below)

SCOTTSDALE, Ariz., September 10, 2019 -- The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) (“Alkaline”), a leading producer of premium bottled alkaline drinking water sold under the brand name Alkaline88®,  and AQUAhydrate®, Inc. (“AQUAhydrate”), a private Los Angeles-based performance lifestyle company that manufactures and distributes premium bottled water, today announced that they have entered into a definitive agreement and plan of merger (the “Agreement”) dated September 9, 2019 under which Alkaline will acquire all of the issued and outstanding shares of common stock and preferred stock of AQUAhydrate in an all-stock transaction (the “Transaction”).

Transaction Highlights

The Transaction is expected to provide significant strategic and financial benefits to Alkaline, AQUAhydrate and their shareholders, including:

•
High Profile Investors and Board Members: AQUAhydrate’s investors and board members include high-profile celebrities Mark Wahlberg, Sean ‘Diddy’ Combs and Jillian Michaels (the “Investors”) who have entered into new endorsement agreements (the “Endorsement Agreements”) with Alkaline and AQUAhydrate. The combined social media reach of Alkaline, AQUAhydrate and the Investors is expected to be over 74 million followers across Facebook, Twitter and Instagram.

•
Unique Positioning in the Capital Markets: The combined company following the Transaction will present a unique opportunity as a premium water company for the investment community. The combination of both brands and all of the respective professionals from both organizations will allow the combined company to attract institutional investor interest and analyst coverage from across North America and ignite the retail investor community.

•
Brand Extension and Cross Selling:  Alkaline has a strong pipeline of brand extensions and new products that it has been developing over the last several months, including flavored waters, CBD products and some alternative packaging options.  Management believes that this merger will strengthen those investments by targeting these new products to each brand’s unique consumer target market (families for Alkaline88 and active lifestyle/athletes for AQUAhydrate).  Further, post-acquisition, the combined company is expected to create differentiation across new products within each brand to justify the expanded shelf space.

•
Partnership to Dominate National Rollout to Key Retail Customers: AQUAhydrate has already secured key retail supply agreements across North America with retailers including Walmart, Target, Safeway, Rite Aid, GNC Meijer, QT and Albertsons. Alkaline88’s current retail clients include Walmart, CVS, Albertson/Safeway, Kroger, Schnucks, Smart & Final, Jewel-Osco, Sprouts, Bashas’, Stater Bros. Markets, Unified Grocers, Bristol Farms, Vallarta, Superior Foods, Ingles, HEB Brookshire’s, Publix, Shaw’s, Raley’s, Food Lion, Harris Teeter, and Festival Foods. Through the consolidation, the combined company will be able to initiate a more aggressive rollout strategy leveraging both distribution platforms.

•	Strong Revenues: The combined revenues for the new entity are expected to exceed $65 million dollars for the fiscal 2020 on a pro forma basis.[1]

•
Retail Buyer Synergies: Alkaline plans to consolidate its sales organization and provide retail chain buyers with one point of contact for both brands.  Our research shows each brand is positioned against different consumer targets. Alkaline88 and AQUAhydrate will continue to be promoted at the retail level focused on their targeted consumer separately. Being able to present two brands with distinct consumers to retailers gives the combined company a level of category leadership that many other competitors are unable to deliver.

•
Production and Logistical Advantages: There are natural synergies that will allow AQUAhydrate to expand its distribution across the country by leveraging the existing Alkaline88 broker network and their current co-packer relationships, resulting in immediate cost savings and economies of scale.

Comments on Transaction

•
“This is an extremely exciting time for all The Alkaline Water Company stakeholders as we welcome a new shareholder base that includes significant celebrity investors, partners, brand ambassadors and board members, to create a leading national presence in the premium water category with two powerful brands: Alkaline88 and AQUAhydrate,” stated The Alkaline Water Company’s Chairman Aaron Keay. “Alkaline88 recently reported a fifth consecutive year of 50% year-over-year growth, additions to its product portfolio of flavored-infused waters and additional sizes to its water portfolio with a modest marketing budget. Our CBD-infused health drinks will place us on the map within the rapidly growing market, and through education and our ambassador program, will make us a strong competitor for this $22 billion category by 2021. We view the acquisition of AQUAhydrate as extremely synergistic and accretive, and look forward to working closely with new director nominees Ira Tochner from leading investment firm Yucaipa who invested over $27 million in AQUAhydrate and investor Matthew Howison of Emerald Partners; as well as investors Sean ‘Diddy’ Combs and Mark Wahlberg, who have personally invested over $20 million into the development and growth of AQUAhydrate and brand ambassador Jillian Michaels.  We believe that collectively, the board of directors, management teams and ambassador strength of the combined company has the opportunity to be the market leader in the premium water category and in the new platforms of products we will be rolling out under both brands.”

•
“The acquisition of AQUAhydrate is an unprecedented opportunity that allows The Alkaline Water Company to cement itself as a leader in various multi-billion dollar segments which include premium water, functional & wellness, and the CBD market,” said Richard A. Wright, President and CEO of The Alkaline Water Company Inc. “We believe that post-acquisition, we will attract a more diverse consumer base, offer product differentiation and innovative brand extensions to become a major independent force in the beverage sector. We have identified the business synergies associated with the merger that will immediately impact and reduce costs associated with operations. This allows us to accelerate our sales channels through cross-promotion of both brands based on our distinct consumer bases and distribution channels. I am extremely proud of both organizations and the hard work they have put in to make this merger a reality. I believe that the combined entity will bring the resources and experience to make this a tremendous success story for both management teams and their shareholders. Both companies share a similar entrepreneurial management philosophy and hunger for success. I look forward to working with the new board and the AQUAhydrate team in achieving our mutual ambitions.”

•
Mark Wahlberg commented, “When Sean and I first got involved in the business, our vision was to build a lifestyle company focused on health and wellness, and that’s what we’ve done. The AQUAhydrate and Alkaline88 brands align well and will support exciting innovations in flavors, sparkling and CBD products.”

•
Sean Combs commented, “We built AQUAhydrate from the ground up by securing deals with the largest retail grocery outlets, creating innovative partnerships and evolving the brand. Today, I am confident that we are creating a powerhouse by combining AQUAhydrate with one of the largest, fastest growing alkaline water companies in the world. I look forward to this next stage of growth as we build one of the most recognizable brands for premium water.”

Alkaline intends to comply in full with all federal, state, and local laws, rules and regulations as Alkaline develops its CBD-infused products both before and after the closing of the Transaction (the “Closing”). Alkaline will not pursue the commercial production or sale of CBD-infused products until legally permitted.  Alkaline is closely watching and responding to all regulatory developments within the FDA and in each individual U.S. state, and plans to launch its CBD infused products accordingly.

Addition of Insiders and Key Shareholders

Following the Closing, it is expected that the Yucaipa Companies, widely recognized as one of the preeminent investors in the retail, distribution, technology, entertainment, sports and hospitality industries, will be issued shares of common stock of Alkaline (each, an “Alkaline Share”), representing approximately 18.4% of the issued and outstanding Alkaline Shares.

Further, Sean ‘Diddy’ Combs, a world-renowned artist and music producer with a successful track record of building several leading consumer brands, and Mark Wahlberg, an actor and movie producer with significant influence in the health and fitness space, will each be issued Alkaline Shares on the Closing.

Transaction Summary

Alkaline will acquire all of the shares of AQUAhydrate by way a triangular merger with a new wholly-owned subsidiary of Alkaline. At the Closing, the holders of shares of common stock of AQUAhydrate (after the capital reorganization of AQUAhydrate) will receive an aggregate of 19,565,217 Alkaline Shares, less any Alkaline Shares to be issued in connection with the Transaction to any finders or placement agents or to any persons for the payment of outstanding liabilities on a pro-rata basis in the proportion the number of shares of common stock AQUAhydrate (each an “AQUAhydrate Share”) formerly held by such persons (the “Alkaline Merger Consideration Shares”).

In addition to the 19,565,217 Alkaline Shares issued at the Closing, 3,750,000 Alkaline Shares will be issued to the holders of the shares of preferred stock of AQUAhydrate (after the capital reorganization of AQUAhydrate) on a pro-rata basis, subject to a performance escrow release as follows:

(a)	an aggregate of 1,000,000 Alkaline Shares will be held in escrow until the combined company achieves trailing revenues of $60 million for 12-month period after the Closing;

(b)	an aggregate of 1,250,000 Alkaline Shares will be held in escrow until the combined company achieves trailing revenues of $80 million in any 12-month period after the Closing; and

(c)	an aggregate of 1,500,000 Alkaline Shares will be held in escrow until the combined company achieves trailing revenues of $100 million in any 12-month period after the Closing.

Prior to the consummation of the Transaction, AQUAhydrate agreed to conduct the capital reorganization, whereby, all outstanding shares of current preferred stock of AQUAhydrate, other than the Series I Preferred Stock, will be converted into common stock of AQUAhydrate and the Series I Preferred Stock will be converted into common stock and a new class of the preferred stock of AQUAhydrate.

75% of Alkaline Merger Consideration Shares to be issued to the shareholders of AQUAhydrate (the “Regular Escrow Shares”) will be subject to escrow for a period of six months from the Closing and certain shareholders, being Yucaipa American Alliance (Parallel) Fund II, LP, Yucaipa American Alliance Fund II, LP, SC Beverages, LLC, and the Mark Wahlberg Trust, will be subject to escrow whereby 1/3 of the Regular Escrow Shares get released on each of the 12, 18 and 24 month anniversaries of the Closing. In addition, 25% of Alkaline Merger Consideration Shares to be issued to the shareholders of AQUAhydrate will be subject to escrow for a period of 12 months from the Closing in connection with the indemnification by the shareholders of AQUAhydrate.

Completion of the Transaction is subject to certain closing conditions, including, but not limited to:

(a)	none of the Endorsement Agreements will have been terminated on or before the Closing;

(b)
the Transaction and other transactions contemplated by the Agreement have received the requisite approvals from the shareholders of Alkaline, the shareholders of AQUAhydrate (the “AQUAhydrate Shareholders”) and all applicable regulatory authorities, including the TSX Venture Exchange (the “TSXV”);

(c)
the number of shares of AQUAhydrate (the “AQUAhydrate Shares”) which are subject to the exercise of dissent rights of the AQUAhydrate Shareholders shall not exceed 5% of the issued and outstanding AQUAhydrate Shares immediately prior to the Closing;

(d)
Alkaline and a stockholder representative of the AQUAhydrate Shareholders shall have entered into an escrow agreement setting out the terms and conditions on which the Alkaline Shares will be held in escrow and released to the AQUAhydrate Shareholders;

(e)	each issued and outstanding shares of preferred stock of AQUAhydrate shall have been converted into shares of common stock and preferred stock of AQUAhydrate; and

(f)	all of convertible securities of AQUAhydrate shall have been converted into common stock of AQUAhydrate or preferred stock of AQUAhydrate, or shall have otherwise been cancelled and terminated.

About AQUAhydrate

AQUAhydrate, Inc. is a Southern California-based performance lifestyle beverage geared towards the new generation of millennial consumers. Through a proprietary process, its water is purified to some of the most rigorous standards in the industry, supplemented with electrolytes and natural trace minerals and then elevated to an alkaline pH of over 9. It is this powerful synergy between alkalinity, electrolytes and minerals which fuels ultimate hydration, balance and performance.  AQUAhydrate is the water of choice for health/fitness authorities, professional athletes, and sports teams. Leading health and wellness expert, Jillian Michaels, spearheads all health and fitness efforts as AQUAhydrate’s Chief Wellness Officer. AQUAhydrate also boasts active investors and board members Mark Wahlberg and Sean ‘Diddy’ Combs as owners. AQUAhydrate is available at retail locations across the U.S. as well as Amazon.com and GNC.com. Follow on Facebook (facebook.com/AQUAhydrate), and Instagram and Twitter (@AQUAhydrate).

Directors and Officers

Following the Closing, the board of directors of Alkaline (the “Board”) will be reconstituted to consist of seven (7) members, including four (4) nominees of Alkaline and three (3) nominees of AQUAhydrate. It is expected that the Board will consist of the following persons:

The nominees of Alkaline are expected to be:

Richard Wright

Mr. Wright is a co-founder of The Alkaline Water Company Inc. and is responsible for its success and rapid growth. He brings over 41 years of experience as a CEO, CPA, entrepreneur, and executive. Mr. Wright has extensive knowledge about the financial industry, with an emphasis on M&A, transaction planning, and international operations. Mr. Wright helped run operations in 42 different countries ranging from start-ups to 100+ million dollar companies. Earlier in his career, Wright was a Regional Director of Tax and Financial Planning with one of the “Big Four” accounting firms.

Aaron Keay

Aaron Keay is Chairman of the Alkaline Water Company’s Board of Directors and has served on multiple boards over the last decade in multiple sectors, but with an emphasis on consumer products. Mr. Keay has acted as a private investor who acts as an advisor, consultant, key investor or board member to multiple companies.  His specialties are identifying early stage opportunities, and working with management teams to establish the fundamentals of a strong operating business as they become positioned to go public. Once established and public, Mr. Keay has been the lead on multiple financings or M&A transactions well in excess of $1B in total value. A former professional soccer player, Mr. Keay is a graduate from the University of British Columbia.

Brian Sudano

Brian Sudano is Managing Partner of Beverage Marketing Corporation and BMC Strategic Associates. Mr.Sudano’s experience covers nearly the entire beverage industry, from energy drinks to wine, with special expertise in beverage alcohol by virtue of varied industry experience and broad range of projects. Mr. Sudano manages several major clients, providing on-going strategic and market advice, while leading projects in strategic planning, market entry analysis and planning, sales/distribution, business modeling, brand repositioning and international opportunity assessment. He has spoken at many beverage industry events, and is a contributing editor at Beverage World magazine

The nominees of AQUAhydrate are expected to be:

Ira Tochner

Ira Tochner is a Senior Partner at The Yucaipa Companies, an investment firm specializing in the consumer products, lifestyle/hospitality and entertainment industries.  Mr. Tochner joined The Yucaipa Companies in 1990. Formed in 1986, Yucaipa has completed mergers and acquisitions valued at more than $40 billion.  Mr. Tochner was previously employed by Arthur Andersen & Co. as an audit manager (1983 – 1989). Mr. Tochner has been involved in all aspects of portfolio company ownership, including mergers and acquisitions, financings, portfolio company monitoring, strategic planning, labor relations, executive recruiting, asset dispositions, and public company reporting. Mr. Tochner has served on numerous boards during his tenure at Yucaipa.  Some of the companies include Pathmark Stores, Dominick’s Supermarkets, A&P Grocery Company, Fresh & Easy Markets, Golden State Foods, Wild Oats Marketing, Aloha Airlines, O’Gara Coach Company, and Americold Realty Trust. Mr. Tochner graduated from the University of Southern California with a Bachelor of Science, Business and Accounting in 1983.

Matthew Howison

Matthew Howison is a lawyer and international financier who has held senior positions at NM Rothschild & Sons, Turnbull & Partners, Goldman Sachs and Salomon Smith Barney (Citigroup) before establishing the boutique merchant banking firm Emerald Partners. In a career spanning more than twenty years, he has been involved in advising on mergers and acquisitions and capital raising transactions. He has relevant expertise in the paper and packaging, food & beverage, media & entertainment sectors. He holds Bachelors and Masters degrees in Law from University of Sydney and an MBA from London Business School. He has been a Board member and investor in AQUAhydrate since 2010 and is currently Acting President of Alkaline.

Each of Alkaline and AQUAhydrate expects to name an additional nominee on or before the Closing. Further, following the Closing, it is expected that Richard A. Wright will be appointed the Chief Executive Officer of Alkaline and Matthew Howison will be appointed the President of Alkaline.

Conference Call

The Company has scheduled a conference call on Tuesday, September 10, 2019, at 8:30 AM Eastern Time (ET) to discuss the merger with AQUAhydrate.

Date: Tuesday, September 10, 2019
Time: 8:30 AM Eastern Time
Dial-in Number for U.S. and Canadian Callers: 877-407-8293
Dial-in Number for International Callers (Outside of the U.S. and Canada): 201-689-8349

Participating on the call will be Alkaline’s Chairman of the Board Aaron Keay, President and CEO Richard A. Wright and Executive Vice President of Finance Ronald DaVella, who will discuss the merger with AQUAhydrate and the impact the transaction will have on the combined company.

To join the live conference call, please dial in to the above referenced telephone numbers five to 10 minutes prior to the scheduled call time.

About The Alkaline Water Company Inc.
The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) is a leading producer of premium bottled alkaline drinking water sold under the brand name Alkaline88®. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline produces healthy, all-natural and great-tasting alkaline water for a balanced lifestyle. Founded in 2012, Alkaline is headquartered in Scottsdale, Arizona, and focuses on national distribution and marketing for retail sale of Alkaline88®, one of the fastest-growing premium bottled water brands on the market. To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect on Facebook, Twitter, Instagram or LinkedIn.

About Alkaline Water Products
Alkaline88®is a premier 8.8 pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged 500-milliliter, 700-milliliter, 1-liter, 1.5-liter, 3-liter and 1-gallon sizes. The Alkaline Water Company Inc. is currently in the midst of a national mass-market expansion program, where the product is already available for consumer sales at a growing number of major retail locations across many parts of the United States. Learn more about the science behind alkaline water by visiting www.thealkalinewaterco.com.

Important Information For Investors And Stockholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
In connection with the proposed transaction between The Alkaline Water Company Inc. (“Alkaline”) and AQUAhydrate, Inc. (“AQUAhydrate”), Alkaline will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 of Alkaline that will include a joint proxy statement of Alkaline and AQUAhydrate that also constitutes a prospectus of Alkaline, and a definitive joint proxy statement/prospectus will be mailed to stockholders of Alkaline and AQUAhydrate. INVESTORS AND SECURITY HOLDERS OF ALKALINE AND AQUAHYDRATE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Alkaline through the website maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants
Alkaline, AQUAhydrate, and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Alkaline is set forth in its Annual Report on Form 10-K for the year ended March 31, 2019, which was filed with the SEC on July 1, 2019. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov.

Notice Regarding Forward-Looking Statements
This news release contains “forward-looking statements.” Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: that the Transaction will be completed on the terms and conditions of the Agreement, or at all; delivery of shareholder value with clear synergies in operations, R&D, distribution, and sales; that the combined company’s expectation is to generate revenue of at least $65 million in fiscal 2020; the strategic and financial benefits of the Transaction to Alkaline, including any benefits related to the high profile board members and investors of AQUAhydrate, the unique positioning of Alkaline and AQUAhydrate in the capital markets following the Closing, attracting institutional investor interest and analyst coverage from across North America and ignite the retail investor community, brand extension, cross selling and potential expanded shelf space, ability to initiate a more aggressive rollout strategy leveraging distribution platforms of Alkaline and AQUAhydrate, retail buyer synergies, production and logistical advantages afforded to AQUAhydrate; the focus on CBD-infused products for upcoming product launches and the statement that Alkaline’s CBD infused health drinks will make Alkaline a strong competitor for the $22 billion category by 2021; the acquisition of AQUAhydrate is an unprecedented opportunity that allows Alkaline to cement itself as a leader in various multi-billion dollar segments which include premium water, functional & wellness, and the CBD market; the belief that post-acquisition, the combined companies will attract a more diverse consumer base, offer product differentiation and innovative brand extensions to become a major independent force in the beverage sector; the business synergies associated with the merger that Alkaline identified will immediately impact and reduce costs associated with operations and allow the combined companies to accelerate their sales channels through cross-promotion of both brands based on their distinct consumer bases and distribution channels; the number and percentage of Alkaline Shares to be owned by certain persons; the combined company’s trailing twelve months revenue in financial periods following the Closing; the satisfaction of the conditions to closing, including AQUAhydrate maintaining endorsements agreements with certain persons, Alkaline and AQUAhydrate receiving the requisite approvals, the number of AQUAhydrate Shares being subject to the exercise of dissent rights, the conversion of preferred stock of AQUAhydrate into AQUAhydrate Shares, and the conversion or termination of all AQUAhydrate’s convertible securities; the capital reorganization of AQUAhydrate; and the constitution of the Board and the appointment of officers of Alkaline following the Closing.

The material assumptions supporting these forward-looking statements include, among others, that the demand for Alkaline’s and AQUAhydrate’s products will continue to significantly grow; that the past production capacity of Alkaline’s and AQUAhydrate’s co-packing facilities can be maintained or increased; that Alkaline will receive all necessary regulatory approvals for the production and sale of CBD infused products; the popularity of AQUAhydrate’s high profile investors and board members will be maintained or continue to grow; that there will be an increase in number of products available for sale to retailers and consumers; that institutional and retail investors and media organizations will be attracted to a pure play water company; that there will be an expansion in geographical areas by national retailers carrying Alkaline’s and AQUAhydrate’s products; that there will be continued expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of Alkaline’s or AQUAhydrate’s products; that there will not be a recall of products due to unintended contamination or other adverse events relating to Alkaline’s products; and that Alkaline and AQUAhydrate will be able to obtain additional capital to meet Alkaline’s and AQUAhydrate’s growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing CBD; the fact that consumers may not embrace and purchase any of Alkaline’s CBD infused products; the fact that Alkaline may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD infused products;  Alkaline and AQUAhydrate being unable to realize the anticipated synergies from the Transaction; Alkaline or AQUAhydrate not receiving the requisite approvals for the Transaction; the fact that consumers may not embrace and purchase any of Alkaline’s or AQUAhydrate’s infused water products; additional competitors selling alkaline water and enhanced water products in bulk containers, reducing Alkaline’s and AQUAhydrate’s sales; the fact that Alkaline and AQUAhydrate do not own or operate any of their production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that Alkaline and AQUAhydrate have a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond Alkaline’s and AQUAhydrate’s control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early-stage company; the inherent uncertainties with mergers, acquisitions and other business combinations; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which Alkaline and AQUAhydrate are successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the unexpected illness or other incapacity of any of AQUAhydrate’s high profile investors subject to endorsement agreements with AQUAhydrate or Alkaline;  Alkaline’s and AQUAhydrate’s ability to raise the additional funding that they will need to continue to pursue their business, planned capital expansion and sales activity; competition in the industry in which Alkaline and AQUAhydrate operate; and market conditions. These forward-looking statements are made as of the date of this news release, and Alkaline assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although Alkaline believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents Alkaline files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

This news release contains future-oriented financial information and financial outlook information (collectively, “FOFI”) about the combined company’s pro forma results of operations, including revenue, all of which are subject to the same assumptions, risk factors, limitations, and qualifications as set forth in the above paragraphs. FOFI contained in this news release was made as of the date of this news release and was provided for the purpose of providing further information about Alkaline’s future business operations. Alkaline and AQUAhydrate disclaim any intention or obligation to update or revise any FOFI contained in this news release, whether as a result of new information, future events or otherwise, except as required by law. Investors are cautioned that the FOFI contained in this news release should not be used for purposes other than for which it is disclosed herein.

Footnotes:

1. Estimation of pro forma revenues associated with the combined company after the closing of the Transaction are estimates based on previous performance and have been used for illustrative purposes only. AQUAhydrate had gross sales over $15 million in each of 2017 and 2018. The combined company will begin to record AQUAhydrate revenues once the Transaction closes and is expected to add $5 to $7 million of  revenues in fiscal 2020. Alkaline’s forecasted pro forma revenues of $65 million for the combined company is based on its expectation that revenue growth will remain consistent for fiscal year 2020, significant sales growth will continue in Southern California, and significant orders will be received from the national-retailers and east coast grocery chains, which have only recently started selling its products. In addition, Alkaline assumes that it will continue to be able to add co-packing plants and production capacity to satisfy customer demand. As its sale cycle is an average of 14 days, a slowdown of the growth in any of the areas set forth above during fiscal 2020 or other events could cause actual results to vary materially from this forecast. In addition, sales growth, which may have a significant impact on quarterly and annual revenue, is difficult to predict. Furthermore, AQUAhydrate  assumes that it will continue to be able to sell through convenient store channels, recently added mass retailer and drug store chains, and that production and procurement will be able to meet sales projection demands. As its sale cycle is an average of 10 days, a slowdown of the growth in any of the areas set forth above during fiscal 2020 or other events could cause actual results to vary materially from this forecast. In addition, sales growth, which may have a significant impact on quarterly and annual revenue, is difficult to predict.

Contact The Alkaline Water Company Inc.
Richard A. Wright
President and CEO
480-656-2423
investors@thealkalinewaterco.com

Investors
James Gilmore
Investor Relations
480-656-2423
james@alkaline88.com

investors@thealkalinewaterco.com
800-923-1910

Media
Jessica Starman
888-461-2233
jessica@elev8newmedia.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.